EXHIBIT 12.1
FIRSTWORLD COMMUNICATIONS, INC.
(formerly SpectraNet International)

Computation of Ratio of Earnings to Fixed Charges
(Dollars in Thousands)

                                                                               YEAR ENDED
                                                                              SEPTEMBER 30,
                                                          ----------------------------------------------------
                                                          1994        1995        1996        1997        1998
                                                          ----        ----        ----        ----        ----
Pre-tax loss from continuing operations                   (418)       (908)      (3,856)     (9,448)     (28,625)

Interest capitalized during the period                      --          --           --         (52)        (450)
                                                          ----        ----       ------      ------      -------

                                                          (418)       (908)      (3,856)     (9,500)     (29,075)
                                                          ----        ----       ------      ------      -------
Fixed charges:

Interest expense and amortization of debt discount
  and premium on all indebtedness                           53          38           27       1,424       17,348

Interest portion of rentals (33% of rent expense)           16          24           36         120          183
                                                          ----        ----       ------      ------      -------

Total fixed charges                                         69          62           63       1,544       17,531
                                                          ----        ----       ------      ------      -------

Loss before income taxes and fixed charges                (349)       (846)      (3,793)     (7,956)     (11,544)
                                                          ----        ----       ------      ------      -------
                                                          ----        ----       ------      ------      -------

Ratio of earnings to fixed charges                         n/a          n/a         n/a         n/a          n/a
                                                          ----        ----       ------      ------      -------
                                                          ----        ----       ------      ------      -------

Insufficiency of earnings to cover fixed charges           418         908        3,856       9,500       29,075
                                                          ----        ----       ------      ------      -------
                                                          ----        ----       ------      ------      -------

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